UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):  January 17, 2013

VALOR GOLD CORP.
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(Exact Name of Registrant as Specified in Charter)

Delaware	333-171277	45-5215796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 S. Virginia Street 8th Floor Reno, NV	89501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 734-4361

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 17, 2013, Arthur Leger resigned as the President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of Valor Gold Corp. (the “Company”).  Immediately upon Mr. Leger’s resignation, on January 17, 2013, David Rector, a current director of the Company, was appointed as the Company’s interim Chief Executive Officer.  Mr. Leger did not resign due to any disagreement with the Company regarding any matter relating to the Company’s operations, policies or practices. Mr. Leger remains a director of the Company and was appointed as the Company’s Vice President of Exploration and Chief Geologist.

In consideration for his services as interim Chief Executive Officer, the Company’s Board of Directors awarded Mr. Rector a restricted stock grant under its 2012 Equity Incentive Plan equal to Three Million (3,000,000) shares of common stock, which shall vest in three equal installments on January 17, 2014, January 17, 2015 and January 17, 2016.  Additionally, the Board of Directors agreed to pay Mr. Rector an annual salary of $185,000.

On January 17, 2013, the Board of Directors appointed James Davidson as a director of the Company.  In connection with his appointment as a director, the Company’s Board of Directors awarded Mr. Davidson a restricted stock grant under the Company’s 2012 Equity Incentive Plan equal to Five Hundred Thousand (500,000) shares of common stock which shall vest in two equal installments on January 17, 2014 and January 17, 2015.

Mr. Davidson, 65, is and has been a private investor for more than five years.  Mr. Davidson has been the Chief Executive Officer and a director of Universal Tech Corp. (OTCBB:UTCC) since October 2012.  Since 2011, Mr. Davidson has been a director of TurkPower Corporation (OTCBB:TRKP).  Mr. Davidson has also served as the President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director of California Gold Corp (OTCBB:CLGL), since 2007.

Additionally, Mr. Davidson is Vice-President and Secretary of NMX Holdings, a private media holding company as well as Chairman and a director of Ouro do Brasil Holdings Ltd. and a director of Core Values Mining and Exploration, Ltd., a private mining company.

Mr. Davidson received his Bachelor’s Degree with General Honors and high honors in English from University of Maryland in 1971, an M.A. in English 1974, and received his Masters of Letters (M. Litt) in Politics, Philosophy & Economics from the University of Oxford, Pembroke College, 1981.

Because of Mr. Davidson’s substantial business experience as an entrepreneur and a director of numerous companies, complemented by his academic credentials, we have concluded that Mr. Davidson should serve as a director of the Company.

 Mr. Davidson has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Davidson and any other person pursuant to which he was appointed as a director of the Company.  There have been no related party transactions in the past two years in which the Company or any of its subsidiaries was or is to be a party, in which Mr. Davidson has, or will have, a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALOR GOLD CORP.

Dated: January 23, 2013	By:	/s/ David Rector
David Rector
Interim Chief Executive Officer